Exhibit 99.1

PRESS RELEASE www.corescientific.com

Core Scientific Announces Full Fiscal Year 2021 Results

AUSTIN, Texas—March 29, 2022—Core Scientific, Inc. (NASDAQ: CORZ), a leader in high-performance, net carbon neutral blockchain infrastructure and software solutions, reported its consolidated financial results for the fiscal year ended December 31, 2021.

Fiscal Year 2021 Financial Highlights (Compared to Fiscal Year 2020)

•	Total revenue increased by 803% to $544.5 million

•	Gross profit increased by 2,443% to $238.9 million

•	Net Income increased to $47.3 million

•	Adjusted EBITDA[1] increased by 3,849% to $238.9 million

•	Self-mining operations increased BTC production 350% to 5,769 BTC[2]

•	5,296 BTC held at year end

•	Total hashrate of 13.5 EH/s consisting of 6.6 EH/s self-mining and 6.9 EH/s hosting

“Our team produced strong results in 2021, highlighted by revenue of $544.5 million, net income of $47.3 million and adjusted EBITDA of $238.9 million,” said Mike Levitt, Core Scientific Chief Executive Officer. “Our total hashrate increased from less than 3.0 EH/s at year end 2020 to 13.5 EH/s at year end 2021. This market-leading growth generated over 5,700 self-mined bitcoins in 2021. In the first two months of 2022 our total hashrate grew to 15.9 EH/s and we self-mined over 2,000 bitcoins. Across our business we are executing our plans effectively and remain well positioned to continue expanding our capacity and creating shareholder value.”

FISCAL YEAR 2021 FULL YEAR FINANCIAL RESULTS

Total revenue increased by $484.2 million or 803%, to $544.5 million in 2021 from $60.3 million in 2020.

Total hosting revenue increased by $37.7 million, or 91%, to $79.3 million in 2021 from $41.6 million in 2020. The increase was driven by the execution of new customer hosting contracts for miners deployed during the year ended December 31, 2021.

Total equipment sales increased by $235.6 million, or 1,871%, to $248.2 million in 2021 from $12.6 million in 2020. The increase was driven by higher demand for new generation mining equipment.

Digital asset mining income increased by $210.8 million, or 3,440%, to $216.9 million in 2021 from $6.1 million in 2020. The year over year growth in mining income was driven by an increase in our self-mining hash rate and higher bitcoin prices. Our self-mining hash rate increased by 1,772%, to 6.6 EH/s in 2021 from 0.35 EH/s in 2020. The total number of bitcoins awarded in 2021 (excluding 1,746 of bitcoins mined by Blockcap prior to its acquisition on July 30, 2021) was 4,0233 compared to 3283 in 2020. The average price of bitcoin in 2021 was $47,437 compared to $14,357 in 2020, an improvement of 230%.

[1]

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP financial measures, please refer to the “Non-GAAP Financial Measures” section of this press release.

[2]	Includes 1,746 of bitcoin mined by Blockcap during 2021 prior to being acquired on July 30, 2021.
[3]	The total number of bitcoin awarded on a combined self-mining basis for December 31, 2021 was 5,769 compared to 1,281 for the year ended December 31, 2020.

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 2

Cost of revenue increased by $254.7 million or 500%, to $305.6 million in 2021 from $50.9 million in 2020. The increase was primarily attributable to an increase in the cost of equipment sold of $166.8 million, higher power consumption driven by increases in both our self-mining and hosted fleet of $53.4 million, increased depreciation expense of $21.3 million driven by the deployment of self-mining units, facilities depreciation of $1.9 million, higher personnel and facilities operating costs driven by the opening and expansion of our data centers of $7.2 million and stock-based compensation of $4.1 million. As a percentage of total revenue, cost of revenue totaled 56% and 84% for the year ended December 31, 2021 and 2020, respectively.

Gross profit increased by $229.5 million, or 2,443%, to $238.9 million in 2021 from $9.4 million in 2020. The increase in gross profit was driven primarily by a $163.6 million increase in gross profit for the mining segment, which had a gross margin of 77% in 2021 compared to 51% in 2020. Also contributing to the increase in gross profit was a $65.9 million increase in gross profit for the Equipment Sales and Hosting Segment, which had a gross margin of 22% in 2021 compared to 12% in 2020, driven by higher margins on equipment sales.

Operating income increased $137.8 million to $131.5 million in 2021 from an operating loss of $6.3 million in 2020. The increase in operating income was predominantly due to the $229.5 million increase in gross profit described above, primarily offset by $46.0 million of higher general and administrative expenses, which was driven by $29.8 million of higher stock-based compensation expense, and $37.2 million of higher impairments of digital currency assets, which was driven by a change we made to our digital asset investment policy in the second half of 2021 to begin holding a more significant portion of our digital assets mined on our balance sheet.

Net income increased $59.5 million to $47.3 million in 2021 from a net loss of $12.2 million in 2020. The increase in net income was due to the $137.8 million increase in operating income described above, primarily offset by $41.3 million of non-operating expenses related to our convertible notes, consisting of $25.3 million of interest expense and $16.0 million of other fair value adjustments, a $14.6 million increase in interest expense from other financing arrangements, including a senior secured credit facility and several equipment financing agreements for which the proceeds were used to acquire self-mining equipment and to fund the build out of our hosting and self-mining facilities, and a $6.7 million increase in loss from debt extinguishments due to the payoff of senior secured loans in April 2021.

Adjusted EBITDA increased $232.9 million to $238.9 million in 2021 from $6.1 million in 2020. The increase was due to higher gross profit, excluding depreciation and amortization, partially offset by higher operating expenses, excluding share-based compensation and depreciation and amortization.

As of December 31, 2021, cash and cash equivalents were $117.9 million and restricted cash was $13.8 million.

As of December 31, 2021, the Company had a total Bitcoin balance of 5,296. The carrying value of our mined digital assets was $234.3 million, which reflects impairment charges of $37.2 million year-to-date.

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 3

OUTLOOK

In 2022, the Company expects to achieve total hashrate of between 40 EH/s and 42 EH/s, with total power between 1,200 MW and 1,300 MW.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

DAILY PRODUCTION REPORTING

Core Scientific anticipates providing daily bitcoin production beginning early in April 2022 via www.corescientific.com

CONFERENCE CALL AND WEBCAST

In conjunction with this release, Core Scientific, Inc. will host a conference call today, Tuesday, March 29, 2022, at 4:30 pm Eastern Time that will be webcast live. Mike Levitt, Chief Executive Officer, Michael Trzupek, Chief Financial Officer and Steven A. Gitlin, Senior Vice President Investor Relations, will host the call.

Investors may dial into the call by using the following telephone numbers, 1 (844) 200-6205 (U.S. toll-free), 1 (646) 904-5544 (U.S. local) or 1 (929) 526-1599 (international) and providing the access code 892840 five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the Core Scientific, Inc. website, http://investors.corescientific.com. Please allow 15 minutes prior to the call to download and install any necessary audio software. A replay of the audio webcast will be available for one year.

A supplementary investor presentation for the full fiscal year 2021 can be accessed at https://investors.corescientific.com/investors/events-and-presentations/default.aspx.

AUDIO REPLAY

An audio replay of the event will be archived on the Investor Relations section of the Company’s website at http://investors.corescientific.com and via telephone by dialing 1 (866) 813-9403 (U.S. toll free), 1 (929) 458-6194 (U.S. local) or 44 (204) 525-0658 (all other locations) and entering Access Code 892840.

ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest publicly traded, net carbon-neutral blockchain infrastructure providers and miners of digital assets in North America. Core Scientific has operated blockchain infrastructure in North America since 2017, using its facilities and intellectual property portfolio that has grown to more than 70 patents or applications for digital asset hosted mining and self-mining. Core Scientific operates data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas, and expects to commence operations in Oklahoma in the second half of 2022. Core Scientific’s proprietary Minder® fleet management software combines the Company’s hosting expertise with data analytics to deliver maximum uptime, alerting, monitoring and management of all miners in the Company’s network. To learn more, visit www.corescientific.com.

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release may include, for example, statements about:

•	execute its business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

•	realize the benefits expected from the acquisition of Blockcap, including any related synergies;

•	anticipate the uncertainties inherent in the development of new business lines and business strategies;

•	retain and hire necessary employees;

•	anticipate the impact of the COVID-19 pandemic, including variant strains of COVID-19, and its effect on business and financial conditions;

•	our ability to source clean and renewable energy;

•	future estimates of computing capacity and operating power;

•	future demand for hosting capacity;

•	future estimates of hashrate (including mix of self-mining and hosting);

•	operating gigawatts and power;

•	future projects in construction or negotiation and future expectations of operation location;

•	orders for miners and critical infrastructure;

•	future estimates of self-mining capacity;

•	future infrastructure additions and their operational capacity;

•	operating power and site features of our operations center in Denton, Texas;

•	manage risks associated with operational changes in response to the COVID-19 pandemic, including the emergence of variant strains of COVID-19;

•	increase brand awareness;

•	attract, train and retain effective officers, key employees or directors;

•	upgrade and maintain information technology systems;

•	acquire and protect intellectual property;

•	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

•	effectively respond to general economic and business conditions, including the price of bitcoin;

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 5

•	maintain the listing on, or to prevent the delisting of our securities from, Nasdaq or another national securities exchange;

•	obtain additional capital, including use of the debt market;

•	the public float of our shares;

•	enhance future operating and financial results;

•	successfully execute expansion plans;

•	anticipate rapid technological changes;

•	comply with laws and regulations applicable to its business, including tax laws and laws and regulations related to data privacy and the protection of the environment;

•	stay abreast of modified or new laws and regulations applicable to its business or withstand the impact of any new laws and regulations related to its industry;

•	anticipate the impact of, and response to, new accounting standards;

•	anticipate the significance and timing of contractual obligations;

•	maintain key strategic relationships with partners and distributors;

•	respond to uncertainties associated with product and service development and market acceptance;

•	anticipate the impact of changes in U.S. federal income tax laws, including the impact on deferred tax assets;

•	successfully defend litigation; and

•	successfully deploy the proceeds from the Business Combination.

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should read this press release with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 6

Core Scientific, Inc.

Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	December 31,
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$117,871	$8,671
Restricted cash	13,807	50
Accounts receivable, net of allowance of $— and $620, respectively	1,382	792
Accounts receivable from related parties	300	315
Deposits for equipment	358,791	54,818
Digital currency assets	234,298	63
Prepaid expenses and other current assets	30,111	6,210

Total Current Assets	756,560	70,919

Property, plant and equipment, net	597,304	85,244
Goodwill	1,055,760	58,241
Intangible assets, net	8,195	6,674
Other noncurrent assets	21,045	4,499

Total Assets	$2,438,864	$225,577

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity
Current Liabilities:
Accounts payable	$11,617	$3,057
Accrued expenses and other	67,862	3,585
Deferred revenue	63,417	38,113
Deferred revenue from related parties	72,945	6,730
Capital lease obligations, current portion	28,452	2,146
Notes payable, current portion	75,996	16,016

Total Current Liabilities	320,289	69,647

Capital lease obligations, net of current portion	62,145	2,263
Notes payable, net of current portion (includes $557,007 and $— at fair value)	652,213	19,864
Other noncurrent liabilities	18,531	103

Total Liabilities	1,053,178	91,877

Contingently redeemable preferred stock; $0.00001 par value; 50,000 shares authorized; 6,766 shares issued and outstanding at December 31, 2021 and 2020, respectively; $45,164 total liquidation preference for both December 31, 2021 and 2020	44,476	44,476
Stockholders’ Equity:
Common stock; $0.00001 par value; 300,000 and 200,000 shares authorized at December 31, 2021 and 2020, respectively; 169,719 and 98,607 shares issued and outstanding at December 31, 2021 and 2020, respectively	2	1
Additional paid-in capital	1,379,606	163,967
Accumulated deficit	(27,432)	(74,744)
Accumulated other comprehensive loss	(10,966)	—

Total Stockholders’ Equity	1,341,210	89,224

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity	$2,438,864	$225,577

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 7

Core Scientific, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2021	2020
Revenue:
Hosting revenue from customers	$62,350	$34,615
Hosting revenue from related parties	16,973	6,983
Equipment sales to customers	138,376	11,193
Equipment sales to related parties	109,859	1,402
Digital asset mining income	216,925	6,127

Total revenue	544,483	60,320
Cost of revenue:
Cost of hosting services	77,678	36,934
Cost of equipment sales	177,785	11,017
Cost of digital asset mining	50,158	2,977

Total cost of revenue	305,621	50,928

Gross profit	238,862	9,392
(Loss) gain on legal settlements	(2,636)	5,814
Gain from sales of digital currency assets	4,814	69
Impairment of digital currency assets	(37,206)	(4)
Operating expenses:
Research and development	7,674	5,271
Sales and marketing	4,062	1,771
General and administrative	60,604	14,556

Total operating expenses	72,340	21,598

Operating income (loss)	131,494	(6,327)
Non-operating expenses, net:
Loss on debt from extinguishment	8,016	1,333
Interest expense, net	44,354	4,436
Other non-operating expenses, net	16,049	110

Total non-operating expense, net	68,419	5,879

Income (loss) before income taxes	63,075	(12,206)
Income tax expense	15,763	—

Net income (loss)	$47,312	$(12,206)

Deemed dividend from common to preferred exchange	—	(10,478)

Net income (loss) attributable to common stockholders	$47,312	$(22,684)

Net income (loss) per share
Basic	$0.37	$(0.23)

Diluted	$0.32	$(0.23)

Weighted average shares outstanding:
Basic	129,527	98,492

Diluted	145,802	98,492

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 8

Core Scientific, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from Operating Activities:
Net income (loss)	$47,312	$(12,206)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	33,362	9,403
Stock-based compensation	38,937	3,037
Digital asset mining income	(216,925)	(6,127)
Deferred income taxes	9,528	—
Loss on legal settlements	2,636	—
Loss on debt extinguishment	8,016	1,333
Fair value adjustment on convertible notes	31,217	—
Amortization of debt discount and debt issuance costs	1,374	1,300
Losses on disposals of property, plant and equipment	118	2
Gain from sales of digital currency assets	—	—
Impairments of digital currency assets	37,206	4
Provision for doubtful accounts	—	616
Changes in working capital components:
Accounts receivable, net	(7,421)	(1,303)
Accounts receivable from related parties	16	(243)
Digital currency assets	24,011	6,090
Deposits for equipment for sales to customers	(244,399)	(54,736)
Prepaid expenses and other current assets	(34,076)	(2,353)
Accounts payable	(21,991)	(1,770)
Accrued expenses and other	56,200	1,625
Deferred revenue	184,340	30,009
Other noncurrent assets and liabilities, net	(6,196)	1,554

Net cash used in operating activities	(56,735)	(23,765)

Cash flows from Investing Activities:
Purchases of property, plant and equipment	(365,210)	(13,668)
Cash acquired (paid) in acquisitions	704	(1,568)
Deposits for self-mining equipment	(59,275)	—
Other	(59)	92

Net cash used in investing activities	(423,840)	(15,144)

Cash flows from Financing Activities:
Proceeds from issuances of common stock options and warrants	513	2,642
Issuances of debt	670,750	45,178
Principal payments on debt	(57,049)	(7,097)
Payment for transaction cost	(10,682)	—

Net cash provided by financing activities	603,532	40,723

Increase in cash, cash equivalents, and restricted cash	122,957	1,814
Cash, cash equivalents and restricted cash—beginning of period	8,721	6,907

Cash, cash equivalents and restricted cash—end of period	$131,678	$8,721

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 9

Core Scientific, Inc.

Segment Results

(in thousands)

(Unaudited)

	Year Ended December 31,
	2021	2020
Equipment Sales and Hosting Segment
Revenue:
Hosting revenue	$79,323	$41,598
Equipment sales	248,235	12,595

Total revenue	327,558	54,193
Cost of revenue:
Cost of hosting services	77,678	36,934
Cost of equipment sales	177,785	11,017

Total Cost of revenue	$255,463	$47,951

Gross profit	$72,095	$6,242
Gross margin[4]	22%	12%
Mining Segment
Digital asset mining income	$216,925	$6,127

Total revenue	216,925	6,127
Cost of revenue	50,158	2,977

Gross profit	$166,767	$3,150
Gross margin[4]	77%	51%
Consolidated
Consolidated total revenue	$544,483	$60,320
Consolidated cost of revenue	$305,621	$50,928
Consolidated gross profit	$238,862	$9,392
Consolidated gross margin[4]	44%	16%

[4]	Gross margin is calculated as gross profit as a percentage of total revenue.

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 10

Core Scientific, Inc. and Subsidiaries

Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a non-GAAP financial measure defined as our net income or (loss), adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; (iv) stock-based compensation expense; and (v) certain additional non-cash and non-recurring items. For additional information, including the reconciliation of net income (loss) to Adjusted EBITDA, please refer to the table below. We believe Adjusted EBITDA is an important measure because it allows management, investors, and our board of directors to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period-to-period by making the adjustments described above. In addition, it provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business, as it removes the effect of net interest expense, taxes, certain non-cash items, variable charges, and timing differences. Moreover, we have included Adjusted EBITDA in this press release because it is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic and financial planning.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. However, you should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. Our presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Further, this non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA on a supplemental basis. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. You should review the reconciliation of net income (loss) to Adjusted EBITDA below and not rely on any single financial measure to evaluate our business. The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for the years ended December 31, 2021 and 2020:

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 11

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented (in thousands):

	Year Ended December 31,
	2021	2020
Net income (loss)	$47,312	$(12,206)

Adjustments:
Interest expense, net	44,354	4,436
Income tax expense	15,763	—
Depreciation and amortization	33,362	9,403
Loss on debt from extinguishment	8,016	1,333
Stock-based compensation expense	38,937	3,037
Loss on legal settlements	2,636	—
Fair value adjustment on convertible notes	16,047	—
Gain from sales of digital currency assets	(4,814)	(69)
Impairment of digital currency assets	37,206	4
Losses on disposals of property, plant and equipment	118	2
Other non-cash and non-recurring items	3	111

Adjusted EBITDA	$238,940	$6,051

-more-

Core Scientific, Inc. Q4 FY 2021 Earnings Release - 12

/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////

For additional media and information, please follow us

https://www.linkedin.com/company/corescientific/

https://twitter.com/core_scientific

CONTACTS

Investors:

Steven Gitlin

ir@corescientific.com

Media:

press@corescientific.com

-end-